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EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-53291 and No. 333-52864) of Mercury Computer Systems, Inc. of our report dated July 31, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 26, 2002